Exhibit 5.1

Letterhead of Morgan, Lewis & Bockius LLP

May 7, 2020

MEI Pharma, Inc.

3611 Valley Centre Drive, Suite 500

San Diego, California 92130

Re:    MEI Pharma, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MEI Pharma, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the proposed offer and sale by the Company, from time to time, as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of up to $200,000,000 of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), preferred stock, in one or more classes or series (the “Preferred Stock”), and warrants to purchase the Common Stock and Preferred Stock (the “Warrants,” and collectively with the Common Stock and the Preferred Stock, the “Securities”).

Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company acting as Warrant Agent.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated By-Laws (the “By-Laws”) of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock or Warrants exercisable for Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that (i) prior to any issuance or sale of shares of a class or series of Preferred Stock, an appropriate Certificate of Designations with respect to such class or series of Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company and filed with the Secretary of State of the State of Delaware and (ii) at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Warrants exercisable for Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants offered under the Registration Statement will be executed in the forms filed as exhibits to the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been

MEI Pharma, Inc.

May 7, 2020

delivered and filed as required by such laws, (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s Certificate of Incorporation and By-Laws, do not result in a default under or breach of any agreement or instrument binding upon the Company, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, in accordance with its terms, or upon exercise of any Warrant, in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company and (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and By-Laws and do not result in a default under or breach of any agreement or instrument binding upon the Company, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrant in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action, (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action and (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as to be in conformity with the Certificate of Incorporation and By-Laws and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We assume for purposes of this opinion that (i) the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement, (iii) the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations, (iv) the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement and (v) that the Warrant Agreement will be a valid, binding and enforceable obligation of the Warrant Agent.

The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to such laws, including rules and regulations promulgated pursuant thereto, as in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby

MEI Pharma, Inc.

May 7, 2020

admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP